Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
R1 RCM Inc.
(Exact Name of Registrant as Specified in its Charter)
Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (4)
Equity	Common Stock, par value $0.01 per share	Rule 457(h)	11,625,000	$12.31	$143,103,750.00	0.00014760	$21,122.12
Total Offering Amounts					$143,103,750.00		$21,122.12
Total Fee Offsets							—
Net Fee Due							$21,122.12

(1)This Registration Statement on Form S-8 (the “Registration Statement”) covers 11,625,000 additional shares of common stock, par value $0.01 per share, of R1 RCM Inc., which represent shares of common stock reserved and available for delivery with respect to awards under the Registrant’s Fifth Amended and Restated 2010 Stock Incentive Plan (the “Plan”) and shares of common stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan.
(2)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.
(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) promulgated under the Securities Act based on the average of the high and low sales prices per share of the Registrant’s common stock as reported on the Nasdaq Global Select Market on May 20, 2024.
(4)Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities under the Plan. Registration Statements on Form S-8 were filed previously on (i) May 17, 2023 (File No. 333-272015) covering an aggregate of 4,500,000 shares of common stock reserved for issuance pursuant to awards under the Plan, and on (i) June 21, 2022 (File No. 333-265749) covering an aggregate of 25,941,790 shares of common stock reserved for issuance pursuant to awards under the Plan.